Exhibit 10.1

April 7, 2025

VIA E-MAIL

Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

Attention: Walter Siegel, Kelly Murphy

Email:	[*** - personal information]

KKR Hawaii Aggregator L.P.

c/o Kohlberg Kravis Roberts & Co. L.P.

Sand Hill Road, Suite 200

Menlo Park, CA 94025

Attention: Hunter Craig and Max Lin

Email: [*** - personal information]

Re:	Voting Commitment

Dear Sirs and Madams:

Reference is made to that certain Strategic Partnership Agreement, dated as of January 29, 2025 (as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between Henry Schein, Inc., a Delaware corporation (the “Company”), and KKR Hawaii Aggregator L.P. (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. This letter agreement is being executed and is effective as of the date first written above.

1. The parties agree that, notwithstanding anything in the Agreement to the contrary, with respect to each meeting of the stockholders of the Company during the Term (including, if applicable, with respect to written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) or any postponement or adjournment thereof, in the event that both Institutional Shareholder Services and Glass Lewis & Co. (including any successor thereof) issue a voting recommendation that differs from the voting recommendation of the Board with respect to any proposal made by another stockholder (other than with respect to the election or removal of directors), the Investor Parties and their Affiliates shall be permitted to vote in their sole discretion with respect to such proposal.

2. Except as specifically set forth herein, (i) the execution, delivery and effectiveness of this letter agreement shall not constitute a waiver or amendment of any provision of the Agreement and (ii) all of the terms of the Agreement shall remain unmodified and in full force and effect.

3. Any reference to the Agreement contained in any notice, request, certificate or other document shall be deemed to include this letter agreement.

4. The provisions of Article VIII of the Agreement are hereby incorporated by reference into this letter agreement, mutatis mutandis.

Sincerely,

HENRY SCHEIN, INC.

By:	/s/ Walter Siegel
Name:	Walter Siegel
Title:	Senior Vice President & Chief Legal Officer

Acknowledged and Agreed:

KKR HAWAII AGGREGATOR L.P.

BY:	KKR Hawaii Aggregator GP LLC, its general partner

By:	/s/ Max Lin
Name: Max Lin
Title: President

[Signature Page to Letter Agreement on Voting Commitment]